Exhibit 24.1


                         SIGNATURES

          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Minden, Nevada on this 14th day of January 2000.

                WebQuest International, Inc.


                   By: /s/ KIRK A. JOHNSON

                       Kirk A. Johnson
                 President and Chief Executive Officer


                      POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Berry and Kirk Johnson, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Report on Form 10-KSB, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Exchange
Act of 1934, this Report has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                   Title                         Date

/s/ KIRK JOHNSON   President, Chief Executive Officer,    January 14, 2000
 Kirk Johnson       Treasurer, Secretary and Director
                    (Principal Executive Officer)


/s/ SCOTT BERRY    Chief Financial Officer                January 14, 2000
 Scott Berry


/s/ FRANK HOWARD   Chairman of the Board                  January 14, 2000
 Frank Howard